Exhibit 5.1

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817)-282-5885 phone

(817)-282-5886 fax

April 29, 2021

Cipherloc Corporation

6836 Bee Cave Road, Bldg. 1, S#279

Austin, TX 78746

Re:	Form S-1 Resale Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Cipherloc Corporation, a Texas corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling shareholders identified in the prospectus constituting a part of the Registration Statement of up to 119,431,669 shares of common stock, par value $0.01 per share of the Company (the “Common Stock” and the “Shares”), consisting of (a) 55,549,615 Offering Shares of Common Stock, held by certain of the selling shareholders named in the prospectus forming a part of such Registration Statement (the “Offering Shares”); (b) up to 55,549,615 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants to purchase 55,549,615 shares of Common Stock (the “Offering Warrants”), with an exercise price of $0.36 per share, which are held by certain selling shareholders named in the prospectus forming a part of such Registration Statement (the “Offering Warrant Shares”); and (c) up to 8,332,439 shares of Common Stock that are issuable upon exercise of Purchase Warrants, with an exercise price of $0.18 per share (the “Placement Warrants” and together with the Offering Warrants, the “Warrants”), granted to Paulson Investment Company, LLC (the “Placement Agent”) and its assigns, and held by certain of the selling shareholders named in the prospectus forming a part of such Registration Statement (the “Placement Warrant Shares” and together with the Offering Warrant Shares, the “Warrant Shares”), each as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended to date, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Securities Purchase Agreement and Placement Agent Agreement entered into between certain of the Company and the selling shareholders; (iv) the agreements evidencing the Warrants (the “Warrant Agreements”); and (v) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; and (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that (a) the Offering Shares are; and (b) the Warrant Shares will be, when issued upon exercise of the Warrants in accordance with and pursuant to the terms and conditions of the Warrant Agreements (including, without limitation, the payment of the exercise price for the Warrant Shares), as applicable, validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the accuracy or completeness of the information included in the Registration Statement or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-1.

We express no opinion as to the laws of any state or jurisdiction other than the State of Texas and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Texas law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. The references and limitations to the laws of the “State of Texas” include all applicable Texas statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is based upon the law in effect (and published or otherwise generally available) on the date hereof, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Aaron D. McGeary
Aaron D. McGeary